UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2006

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 26, 2006, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wachovia Capital Markets, LLC, as Representatives of the underwriters named in the Underwriting Agreement for the sale of $500 million aggregate principal amount of the Company’s 2006 Series B Enhanced Junior Subordinated Notes Due 2066. Such Junior Subordinated Notes, which are designated the 2006 Series B Enhanced Junior Subordinated Notes Due September 30, 2066, are Junior Subordinated Notes that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on June 19, 2006 (File No. 333-135112). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The form of the Second Supplemental Indenture to the Company’s June 1, 2006 Junior Subordinated Indenture II, pursuant to which the 2006 Series B Enhanced Junior Subordinated Notes will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Separately, the Company has agreed to enter into a Replacement Capital Covenant under which the Company promises and covenants to and for the benefit of Covered Debtholders (as defined in the Replacement Capital Covenant) that the Company will not redeem or repurchase all or any part of the Junior Subordinated Notes on or before September 30, 2036 except to the extent that the redemption or repurchase price therefor is equal to or less than the sum of 100% of the aggregate net cash proceeds received by the Company or its subsidiaries from non-affiliates during the 180 days prior to the applicable redemption or repurchase date from the issuance and sale of Replacement Capital Securities (as defined in the Replacement Capital Covenant) (other than common stock) plus the applicable percentage of the aggregate net cash proceeds received by the Company or its subsidiaries from non-affiliates during the 180 days prior to the applicable redemption or repurchase date from the issuance and sale of common stock of the Company. The form of the Replacement Capital Covenant, including schedules thereto, is filed as Exhibit 4.3 to this Form 8-K. The initial Covered Debtholders are the holders of the 8.4% Capital Securities issued on January 12, 2001 by Dominion Resources Capital Trust III.

Item 9.01 Financial Statements and Exhibits.

Exhibits

1	Underwriting Agreement, dated September 26, 2006, between the Company and Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wachovia Capital Markets, LLC, as Representatives for the underwriters named in the Underwriting Agreement*

4.1	Subordinated Indenture II, dated June 1, 2006, between the Company and JPMorgan Chase Bank, N.A., as Trustee (Exhibit 4.1, Form 10-Q for the quarter ended June 30, 2006, File No. 1-8489, incorporated by reference).

4.2	Form of Second Supplemental Indenture to the Subordinated Indenture II pursuant to which the 2006 Series B Enhanced Junior Subordinated Notes Due 2066 will be issued. The form of the 2006 Series B Enhanced Junior Subordinated Notes Due 2066 is included as Exhibit A to the form of the Second Supplemental Indenture.*

4.3	Form of Replacement Capital Covenant.*

5	Opinion of McGuireWoods LLP.*

8	Tax Opinion of McGuireWoods LLP.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Name:	Patricia A. Wilkerson
Title:	Vice President and Corporate Secretary

Date: September 29, 2006